EXHIBIT 23.3

Law Offices

CHARLES A. CLEVELAND, P.S.

Suite 304
Rock Point Corporate Center
North 1212 Washington
Spokane, Washington 99201-2401

Phone (509) 326-1029

FAX (509) 326-1872

July 12, 2006

Board of Directors

Jewett-Cameron Trading Company Ltd.

32275 N.W. Hillcrest

North Plains, Oregon 97133

Re:

Jewett-Cameron Trading Company Ltd.– Registration Statement on form S-1 for 5,000,000 Shares of Common Stock

Gentlemen:

We have acted as special counsel for Jewett-Cameron Trading Company Ad., a Canadian corporation (the "Company"), in connection with the. preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (File Number 333-109558) relating to the registration of an aggregate of 5,000,000 shares (the "Shares"), of the Company's Common Stock, no par value.

We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we arc within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

CAC:clw